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                                  EXHIBIT 24(1)

          CONSENT OF GREENBERG & COMPANY, LLC. , INDEPENDENT AUDITORS.




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February 2, 1998
DAVIN ENTERPRISES, INC.
8/F CASEY IND. BLDG., 18 BEDFORD RD.
TAIKOKTSUI, KOWLOON, HONG KONG

We consent to the incorporation by reference in this registration statement of Davin Enterprises, Inc. on Form S-8 of our report dated June 17, 1997 included in the annual report on Form 10-K of Davin Enterprises, Inc. for the year ended March 31, 1997.



/s/ Greenberg & Company LLC

Greenberg & Company LLC
Springfield, NJ


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February 2, 1998
DAVIN ENTERPRISES, INC.
8/F CASEY IND. BLDG., 18 BEDFORD RD.
TAIKOKTSUI, KOWLOON, HONG KONG


We have reviewed in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of Davin Enterprises, Inc. for the periods ened June 30, 1997 and September 30, 1997, as indicated in our reports dated July 31, 1997 and October 30, 1997, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your quarterly reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997, are being used in this registration statement.

We also are aware that the aforementioned reports, pursuant to rule 436(c) under the Securities Act of 1933, are not considered a part of the registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Greenberg & Company LLC

Greenberg & Company LLC
Springfield, NJ